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                                                                    EXHIBIT 4(a)
                                                                [Series I Notes]

                               NORWEST CORPORATION
                    RETAIL MEDIUM-TERM NOTE-SM-SECURITIES DUE
                       9 MONTHS OR MORE FROM DATE OF ISSUE


                             DISTRIBUTION AGREEMENT

                                                                 October 4, 1995


Smith Barney Inc.
390 Greenwich Street
New York, New York  10013


Dear Sirs:

               Norwest Corporation, a Delaware corporation (the "Company"), confirms its agreement with Smith Barney Inc. (the "Agent") with respect to the issue and sale by the Company of its Retail Medium-Term Note securities described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of September 15, 1995, as amended from time to time, between the Company and Citibank, N.A., as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $300,000,000 aggregate initial public offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or foreign currency units as the Company shall designate at the time of issuance) of Notes through the Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

               This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agent will act as agent of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agent) to the Agent as principal for resale to purchasers.

               The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 033-61045) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended, (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agent by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

SECTION 1.     APPOINTMENT AS AGENT.

               (a) APPOINTMENT OF AGENT. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through any of its affiliated entities, the Company hereby appoints the Agent as the agent for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to the Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. In addition, the Agent may offer the Notes it has purchased as principal to other dealers and may sell Notes to any dealer at a discount, and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by the Agent. No Notes that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for or sold by the Company until such Notes shall have been delivered to the purchaser thereof against payment by such purchaser. The Company may accept offers to purchase Notes through an agent other than the Agent; PROVIDED, HOWEVER, that (i) the Company shall give the Agent notice of its decision to accept such an offer to purchase Notes promptly following such acceptance, and
(ii) any such other agent shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Agent (including, but not limited to, the commission schedule set forth on Schedule A).

               (b) REASONABLE EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt of instructions from the Company, the Agent will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and the Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

               (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of the Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by the Agent as principal pursuant to a Terms Agreement), the Agent shall act solely as agent for the Company and not as principal. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company, PROVIDED, HOWEVER, that the Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale. The Agent shall not have any obligation to purchase Notes from the Company as principal, but the Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by the Agent as principal shall be made in accordance with Section 3(b) hereof.

               (d) RELIANCE. The Company and the Agent agree that any Notes, the placement of which the Agent arranges, shall be placed by the Agent, and any Notes purchased by the Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     REPRESENTATIONS AND WARRANTIES.

               (a) The Company represents and warrants to the Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agent as agent or to the Agent as principal), as of the date of each delivery of Notes (whether through the Agent as agent or to the Agent as principal) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

               (i) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration
     Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus.

               (ii) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied, or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

               (iii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURE AND THE NOTES. This Agreement and any Terms Agreement have been duly authorized and, upon execution and delivery by the Agent, will be a valid and binding agreement of the Company; the Indenture has been duly authorized and, upon execution and delivery by the Trustee, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles, and except further as enforcement thereof may be limited by
     (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by the Notes and the Indenture will be substantially in the form heretofore delivered to the Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

               (iv) FLORIDA BLUE SKY DISCLOSURE. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               (v) INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any subsidiary of the Company is subject to registration or regulation under the Investment Company Act of 1940, as amended.

               (vi) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement or Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

               (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any director or officer of the Company and delivered to the Agent or to counsel for the Agent in connection with an offering of Notes or the sale of Notes to the Agent as principal shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.     SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

               (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

               The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

               The Company agrees to pay the Agent on the settlement date applicable to such Note a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the Agent as set forth in Schedule A hereto.

               The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to the Prospectus

(a "Pricing Supplement") to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such a Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

               (b) PURCHASES AS PRINCIPAL. Each sale of Notes to the Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Agent. Each such separate agreement (which may be an oral agreement, if confirmed in writing by facsimile transmission or otherwise) between the Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. The Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

               (c) ADMINISTRATIVE PROCEDURES. The Company and the Agent hereby agree to the Administrative procedures with respect to the sale of Notes set forth in Annex A hereto (the "Procedures"). The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.     COVENANTS OF THE COMPANY.

               The Company covenants with the Agent as follows:

               (a) NOTICE OF CERTAIN EVENTS. The Company will notify the Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give the Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

               (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to the Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agent may reasonably request. The Company will furnish to the Agent as many copies of the Prospectus (as amended or supplemented) as the Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

               (d) PREPARATION OF PRICING SUPPLEMENTS. The Company will prepare, with respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

               (e) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel, for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in the Agent's capacity as agent and to cease sales of any Notes the Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

               (f) PROSPECTUS REVISIONS -- PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agent, confirmed in writing.

               (g) EARNINGS STATEMENTS. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

               (h) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agent, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose and will promptly notify the Agent if at any time the Company must make or amend a disclosure required by Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               (i) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

               (j) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement with the Agent, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes which are the subject of such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

               (k) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (e) or (f) of this Section with respect to the Agent during any period from the time (i) the Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agent.

SECTION 5.     CONDITIONS OF OBLIGATIONS.

               The obligations of the Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through the Agent as agent, and any obligation of the Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

               (a) LEGAL OPINIONS. On the date hereof, the Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agent:

               1. OPINION OF COMPANY COUNSEL. The opinion of Stanley S. Stroup, Executive Vice President and General Counsel of the Company, to the effect that:

                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                     (ii)  The Company has corporate power and
               authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and each of Norwest Bank Minnesota, National Association ("Norwest Bank Minnesota"), and Norwest Bank Iowa, National Association ("Norwest Bank Iowa"), is a national banking association duly chartered and is in good standing under the National Bank Act; and each of Norwest Colorado, Inc. ("Norwest Colorado") and Norwest Financial Services, Inc. ("Norwest Financial" and together with Norwest Bank Minnesota, Norwest Bank Iowa and Norwest Colorado, the "Significant Subsidiaries") is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation.

                     (iii) Each of the Company and each Significant
               Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the business, condition or properties of the Company and its subsidiaries, taken as a whole.

                     (iv) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and (except as provided in 12 U.S.C. Section 55) non-assessable, and is owned by the Company, free and clear of any perfected security interest and, to the best of such counsel's knowledge of any other security interests, claims, liens or encumbrances.

                     (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                     (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
               (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or the making of payments outside the United States.

                     (vii) The Notes are in due and proper form and
               have been duly established in conformity with
               Section 301 of the Indenture. When the specific terms of an issue of Notes have been fixed by an authorized officer of the Company by executing and delivering to the Trustee an authentication certificate supplemental to an officers' certificate, such Notes will be duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

                     (viii) The statements in the Prospectus under the
               captions "Description of Debt Securities", "Plan of Distribution" and "Description of Notes", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                     (ix)  The Indenture is qualified under the 1939
               Act.

                     (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the best of such counsel's knowledge, threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) under the 1933 Act.

                     (xi)  At the time the Registration Statement
               became effective, the Registration Statement (other than financial statements, schedules and other financial data included in the documents incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                     (xii) To the best of such counsel's knowledge,
               there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein.

                     (xiii) The execution and delivery of this
               Agreement or of the Indenture, or the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

                     (xiv) To the best of such counsel's knowledge,
               there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct.

                     (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities laws.

                     (xvi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder (other than financial statements, schedules and other financial data included therein, as to which no opinion need be rendered).

               2. OPINION OF COUNSEL TO THE AGENT. The opinion of Sullivan & Cromwell, counsel to the Agent, covering the matters referred to in subparagraph (1) under the subheadings (i), (v), (vi),
     (vii), (ix), (x) and (xi) above.

               3. In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, Mr. Stroup and Sullivan & Cromwell shall each additionally state that nothing has come to his or their attention that would lead him or them to believe that the Registration Statement (other than financial statements, schedules or other financial data included or incorporated by reference therein, as to which no statement need be made), at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the

     Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) OFFICER'S CERTIFICATES. At the date hereof the Agent shall have received a certificate of the Chairman of the Board, the President or any Executive Vice President and the principal financial or accounting officer of the Company, PROVIDED, HOWEVER, that no person shall sign such certificate in more than one official capacity, dated as of the date hereof, to the effect that
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, general business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

               (c) COMFORT LETTER. On the date hereof, the Agent shall have received a letter from KPMG Peat Marwick LLP, dated as of the date hereof and in form and substance satisfactory to the Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

               (d) OTHER DOCUMENTS. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agent and to counsel to the Agent.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent, any applicable Terms

Agreement) may be terminated by the Agent insofar as this Agreement relates to the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under "Parties" of
Section 15 hereof shall remain in effect.

SECTION 6.     DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENT.

          Delivery of Notes sold through the Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.     ADDITIONAL COVENANTS OF THE COMPANY.

          The Company covenants and agrees with the Agent that:

          (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes unless requested by the Agent) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes unless requested by the Agent), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of the General Counsel of the Company, or other counsel satisfactory to the Agent dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). Each time that the Company files with the SEC an Annual Report on Form 10-K that is incorporated by reference into the Prospectus, counsel to the Agent shall furnish to the Agent a written opinion dated the date of such filing of the same tenor as the opinion referred to in Section 5(a)(3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter to the effect that the Agent may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agent, of the same general tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG Peat Marwick LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent, such letter should cover such other information.

SECTION 8.     INDEMNIFICATION.

          INDEMNIFICATION OF THE AGENT. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement or the Prospectus;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by the Agent) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) INDEMNIFICATION OF COMPANY. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) GENERAL. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this
Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 8 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 8. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

SECTION 9.     CONTRIBUTION.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agent, as incurred, in such proportions that the Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through the Agent to the date of such liability, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.    PAYMENT OF EXPENSES.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) the preparation, filing and reproduction of this Agreement;

          (c) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

          (e) the reasonable fees and disbursements of counsel to the Agent incurred from time to time in connection with the transactions contemplated hereby;

          (f) the qualification of the Notes under Blue Sky laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

          (g) the printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by each Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (h) the preparation, printing, reproducing and delivery to the Agent of copies of the Indenture and all supplements and amendments thereto;

          (i) any fees charged by rating agencies for the rating of the Notes;

          (j) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (k) any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company;

          (l) the cost of providing any CUSIP or other identification numbers for the Notes; and

          (m) the fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.    TERMINATION.

          (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time, by either the Company or the Agent (insofar as this Agreement relates to the Agent) upon the giving of 30 days' written notice of such termination to the other party hereto.

          (b) TERMINATION OF A TERMS AGREEMENT. The Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities involving the United States the effect of which is such as to make it, in the judgment of the Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (ii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the

American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iii) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (iv) if there has occurred any material adverse change in the condition, financial or otherwise, in the business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business.

          (c) GENERAL. In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) the Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(g) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.    NOTICES.

          Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

     Norwest Corporation
     Norwest Center
     Sixth and Marquette
     Minneapolis, Minnesota  55479
     Attention:  Treasurer


     If to the Agent:

     Smith Barney Inc.
     390 Greenwich Street, 4th Floor
     New York, York  10013

     Attention:  Ted Hamilton


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    GOVERNING LAW.

          This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.    PARTIES.

          This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with the Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                              Very truly yours,

                              NORWEST CORPORATION


                              By:
                                 -------------------------------
                                   Name:
                                   Title:

Accepted:


Smith Barney Inc.



By:
   -----------------------------------------
   Name:
   Title:

                                   SCHEDULE A


          As compensation for the services of the Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                    PERCENT OF
MATURITY RANGES                                                 PRINCIPAL AMOUNT
---------------                                                 ----------------
From 9 months to less than 1 year. . . . . . . . . . . . . . .         0.20%
From 1 year to less than 2 years . . . . . . . . . . . . . . .         0.40
From 2 years to less than 3 years. . . . . . . . . . . . . . .         0.60
From 3 years to less than 4 years. . . . . . . . . . . . . . .         0.75
From 4 years to less than 5 years. . . . . . . . . . . . . . .         1.00
From 5 years to less than 6 years. . . . . . . . . . . . . . .         1.50
From 6 years to less than 7 years. . . . . . . . . . . . . . .         2.00
From 7 years to less than 10 years . . . . . . . . . . . . . .         2.25
From 10 years to less than 15 years. . . . . . . . . . . . . .         2.50
From 15 years to less than 20 years. . . . . . . . . . . . . .         2.75
From 20 years to 30 years. . . . . . . . . . . . . . . . . . .         3.00
More than 30 years . . . . . . . . . . . . . . . . . . . . . .  As agreed at the time of sale

                                                                      EXHIBIT A

          The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each Terms Agreement:

          Principal Amount:  $
                              -----------------
            (or principal amount of foreign currency)

          Interest Rate:
               If Fixed Rate Note, interest rate:


               If Floating Rate Notes:

                    Interest rate or interest rate basis applicable to each interest period
                    Initial interest rate
                    Spread and/or spread multiplier, if any
                    Interest rate reset dates
                    Interest rate reset period
                    Interest payment dates
                    Interest payment period
                    Index maturity
                    Calculation agent
                    Maximum interest rate, if any
                    Minimum interest rate, if any
                    Calculation date
                    Interest determination dates
                    Regular record dates

               If Original Issue Discount Zero Coupon Notes and Original Issue Discount Fixed Rate Notes, any terms required to be established by the Internal Revenue Code of 1986, as amended

               If Redeemable:

                    Redemption Date
                    Redemption Prices

               If Repayable, repayment terms:

               Date of Maturity
               Purchase Price: ____%
               Settlement Date and Time
               Currency of Denomination
               Currency of Payment
               Additional Terms:

Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

               Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement

               Legal Opinion pursuant to Section 7(c) of the Distribution Agreement

               Comfort Letter pursuant to Section 7(d) of the Distribution Agreement

               Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement

                         ANNEX A INTENTIONALLY OMITTED